pressrelease

Media contact:	Investor contact:
Mike Jacobsen, APR	Jamie Finefrock
+1 330 490 3796	+1 330 490 6319
michael.jacobsen@diebold.com	jamie.finefrock@diebold.com

FOR IMMEDIATE RELEASE:

Aug. 6, 2014

DIEBOLD REPORTS 2014 SECOND QUARTER FINANCIAL RESULTS
Earnings overview presentation available at http://www.diebold.com/earnings

•	Q2 GAAP EPS attributable to Diebold was $0.64; non-GAAP* EPS was $0.47

•	Total revenue for Q2 2014 increased 3.7% compared with the prior-year period, or 5.5% on constant currency

•	Free cash flow (use)* for Q2 2014 was $(71.3) million compared with $(40.5) million in Q2 2013

•	Net debt* at June 30, 2014 was $177.8 million, a $127.0 million increase from December 31, 2013

•	Company reaffirms 2014 non-GAAP* EPS guidance of $1.65-$1.85

NORTH CANTON, Ohio - Diebold, Incorporated (NYSE: DBD) today reported second quarter 2014 net income attributable to Diebold of $41.6 million, or $0.64 per share. This compares with second quarter 2013 net loss of $(105.0) million, or $(1.65) per share. Second quarter 2014 results include a gain of $12.7 million net of tax, or $0.20 per share, related to the company's divestiture of its Diebold Eras check and payment processing subsidiary. Second quarter 2014 revenue was $733.5 million, up 3.7% from the second quarter 2013, or 5.5% on a constant currency basis.

Non-GAAP* income attributable to Diebold in the second quarter 2014 was $0.47 per share compared with a net loss of $(0.35) per share in the second quarter 2013, which included a valuation allowance on Brazil deferred tax assets of $(0.61) per share.

Management Commentary
“We delivered strong performance during the second quarter, with solid revenue growth in line with our expectations,” said Andy W. Mattes, Diebold president and chief executive officer. “In our services business, the positive performance trend continued as gross margin improved over the prior-year period. In addition, net cost savings were higher than expected, as the rate of our reinvestments in the business will be weighted more toward the second half of 2014. This resulted in higher-than-anticipated earnings during the quarter. Finally, I’m encouraged with our order book, as we’re seeing positive growth in virtually every region across the globe.”

Mattes continued, “We’re pleased with our performance in the first half of the year and will accelerate the pace of our investments in innovation, IT infrastructure, back-office transformation, service, sales and marketing, in the second half of 2014. In addition, we've seen upward pressure on our non-GAAP effective tax rate year to date. Taking all these items into consideration, we are reaffirming our full-year revenue and earnings guidance.

“We feel good about the progress we’re making in our Diebold 2.0 transformation,” Mattes concluded. “While we remain in the ‘crawl’ phase of our ‘crawl, walk, run’ journey, we are meeting our near-term objectives and remain confident in our long-term outlook.”

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*See accompanying notes for non-GAAP measures.

PAGE 2/ DIEBOLD REPORTS 2014 SECOND QUARTER FINANCIAL RESULTS

Results of Operations
Gross Margin
Total gross margin for the second quarter 2014 was 25.5%, an increase of 3.2 percentage points from the second quarter of 2013, with service margin reflecting a 7.5 percentage point improvement and product margin decreasing 2.2 percentage points. The service margin improvement was primarily attributable to the company's global service transformation efforts. The product gross margin decrease was primarily the result of geographic mix.

Operating Expenses
Total operating expenses were $129.6 million, or 17.7% of revenue, for the second quarter 2014, compared with $181.0 million, or 25.6% of revenue, in the second quarter of 2013. Operating expenses in the second quarter 2014 included a net benefit of $11.6 million in restructuring and net non-routine income, mainly from a gain on sale of $13.7 million related to the company's divestiture of its Diebold Eras subsidiary. Operating expenses in the second quarter 2013 included $49.2 million in restructuring and non-routine charges, comprised primarily of $28.0 million in additional losses related to the settlement of the Foreign Corrupt Practices Act (FCPA) investigation and $17.5 million for the settlement of the securities class action.

Operating Profit / (Loss)
Operating profit of $57.2 million, or 7.8% of revenue, was realized in the second quarter 2014, compared with an operating loss of $(23.6) million, or (3.3)% of revenue, in the second quarter 2013. Non-GAAP operating profit* in the second quarter 2014 was $45.8 million, or 6.2% of revenue, compared with $30.1 million, or 4.3% of revenue, in the second quarter 2013.

Income Tax
The effective tax rate on continuing operations for the three months ended June 30, 2014 was 29.5%, compared with (307.6)% for the same period of 2013. The second quarter 2014 tax rate benefited from a $2.4 million release of a valuation allowance against excess capital losses due to the divestiture of its Diebold Eras subsidiary. The second quarter 2013 tax rate was primarily the result of deferred tax expense of $42.8 million related to the repatriation of undistributed foreign earnings and the establishment of a valuation allowance of $39.1 million on certain Brazil deferred tax assets.

Net Income / (Loss) Attributable to Diebold
Net income attributable to Diebold was $41.6 million, or 5.7% of revenue, in the second quarter 2014, compared with net loss of $(105.0) million, or (14.9)% of revenue, in the second quarter 2013. Included in the second quarter 2014 net of tax results was a gain of $12.7 million related to the company's divestiture of its Diebold Eras subsidiary. Included in the second quarter 2013 net of tax results were deferred tax expense of $42.8 million related to the repatriation of undistributed foreign earnings, $39.1 million for the establishment of a valuation allowance on certain Brazil deferred tax assets, $23.2 million in additional losses related to the settlement of the FCPA investigation and $11.0 million for the settlement of the securities class action.

Balance Sheet, Cash Flow and Liquidity
The company's net debt* was $177.8 million at June 30, 2014, an increase in net debt of $127.0 million from the net debt* position at December 31, 2013. The company's net debt to capital ratio was 15% at June 30, 2014, 5% at December 31, 2013 and 12% at June 30, 2013.

Free cash flow (use)* in the second quarter 2014 was $(71.3) million, compared with $(40.5) million in the second quarter 2013.

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*See accompanying notes for non-GAAP measures.

PAGE 3/ DIEBOLD REPORTS 2014 SECOND QUARTER FINANCIAL RESULTS

Full-year 2014 Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of significant currency fluctuations, future mergers, acquisitions, disposals or other business combinations, the Brazil tax assessment or related indirect tax reserves.

The company is maintaining its outlook for full-year 2014 revenue to grow in the mid-single digits and reaffirms EPS in the range of $1.65 to $1.85 on a non-GAAP* basis. Diebold is focused on executing its transformation initiatives and increasing investment levels in the areas of development, sales and marketing, information technology and back-end office support.

	Previous Guidance	Current Guidance
Total Revenue	Up mid-single digits	Up mid-single digits
2014 EPS (GAAP)	$1.30 - $1.55	$1.55 - $1.80
Restructuring charges & net non-routine income/expense	0.35 - 0.30	0.10 - 0.05
Total EPS (non-GAAP* measure)	$1.65 - $1.85	$1.65 - $1.85

Overview Presentation and Conference Call
More information on Diebold's quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on Diebold's Investor Relations website. Andy W. Mattes, president and chief executive officer, and Christopher A. Chapman, senior vice president and chief financial officer, will discuss the company's financial performance during a conference call today at 8:30 a.m. (ET). Both the presentation and access to the call are available at http://investors.diebold.com. The replay can also be accessed on the site for up to three months after the call.

Revenue Summary by Service, Product and Segment

Revenue Summary by Service and Product Solutions
(In Thousands)
	Q2 2014	Q2 2013	% Change	YTD 6/30/2014	YTD 6/30/2013	% Change
Financial Self-Service
Services	$306,182	$303,171	1.0%	$591,137	$583,454	1.3%
Products	236,691	241,825	(2.1)%	418,268	447,943	(6.6)%
Total Financial Self-Service	542,873	544,996	(0.4)%	1,009,405	1,031,397	(2.1)%
Security Solutions
Services	103,637	110,054	(5.8)%	202,061	211,989	(4.7)%
Products	49,455	39,551	25.0%	93,406	74,868	24.8%
Total Security	153,092	149,605	2.3%	295,467	286,857	3.0%
Total Financial Self-Service & Security	695,965	694,601	0.2%	1,304,872	1,318,254	(1.0)%
Brazil Other	37,492	12,512	199.6%	116,878	22,370	422.5%
Total Revenue	$733,457	$707,113	3.7%	$1,421,750	$1,340,624	6.1%

Revenue Summary by Segment
	Q2 2014	Q2 2013	% Change	YTD 6/30/2014	YTD 6/30/2013	% Change
North America	$345,978	$368,386	(6.1)%	$663,473	$699,241	(5.1)%
Asia Pacific	119,355	118,375	0.8%	226,491	230,558	(1.8)%
Europe, Middle East, Africa	118,341	84,549	40.0%	202,455	150,617	34.4%
Latin America	43,490	58,591	(25.8)%	92,440	104,283	(11.4)%
Brazil	106,293	77,212	37.7%	236,891	155,925	51.9%
Total Customer Revenue	$733,457	$707,113	3.7%	$1,421,750	$1,340,624	6.1%

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*See accompanying notes for non-GAAP measures.

PAGE 4/ DIEBOLD REPORTS 2014 SECOND QUARTER FINANCIAL RESULTS

Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted earnings per share, free cash flow/(use) and net investment/(debt). The company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner.

1.	Profit/loss summary - 2nd quarter comparison (Dollars in millions)

	Q2 2014						Q2 2013
	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP Results	$733.5	$186.8	25.5%	$129.6	$57.2	7.8%	$707.1	$157.4	22.3%	$181.0	$(23.6)	(3.3)%
Restructuring	—	0.2		(0.5)	0.7			4.3		(3.2)	7.5
Non-routine income/expense:
FCPA settlement	—	—		—	—		—	—		(28.0)	28.0
Securities class action settlement	—	—		—	—		—	—		(17.5)	17.5
Legal, indemnification and professional fees	—	—		(1.6)	1.6		—	—		—	—
Gain on sale of Eras	—	—		13.7	(13.7)		—	—		—	—
Other	—	—		—	—		—	0.3		(0.4)	0.7
Total non-routine income/expense	—	—		12.1	(12.1)		—	0.3		(45.9)	46.2
Non-GAAP Results	$733.5	$187.0	25.5%	$141.3	$45.8	6.2%	$707.1	$162.0	22.9%	$131.9	$30.1	4.3%

	YTD 6/30/2014						YTD 6/30/2013
	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP Results	$1,421.8	$350.9	24.7%	$270.4	$80.5	5.7%	$1,340.6	$287.4	21.4%	$325.0	$(37.5)	(2.8)%
Restructuring		0.9		(4.9)	5.8			7.1		(10.0)	17.1
Non-routine income/expense:
FCPA settlement	—	—		—	—		—	—		(28.0)	28.0
Securities class action settlement	—	—		—	—		—	—		(17.5)	17.5
Legal, indemnification and professional fees	—	—		(2.6)	2.6		—	—		—	—
Gain on sale of Eras	—	—		13.7	(13.7)		—	—		—	—
Executive severance	—	—		—	—		—	—		(9.3)	9.3
Other	—	—		—	—		—	0.6		1.0	(0.4)
Total non-routine income/expense	—	—		11.1	(11.1)		—	0.6		(53.8)	54.4
Non-GAAP Results	$1,421.8	$351.8	24.7%	$276.6	$75.2	5.3%	$1,340.6	$295.1	22.0%	$261.2	$33.9	2.5%

Restructuring expenses relate to the multi-year realignment focused on globalizing the company's service organization and creating a unified center-led global organization for research and development, as well as transforming the company's general and administrative cost structure. Legal, indemnification and professional fees include amounts paid by the company in connection with ongoing obligations related to prior regulatory settlements.

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PAGE 5/ DIEBOLD REPORTS 2014 SECOND QUARTER FINANCIAL RESULTS

2. Reconciliation of diluted GAAP EPS to non-GAAP EPS from continuing operations measures:

	Q2 2014	Q2 2013	YTD 6/30/2014	YTD 6/30/2013
Total EPS from continuing operations (GAAP measure)	$0.64	$(1.65)	$0.79	$(1.87)
Restructuring	0.01	0.08	0.06	0.17
Non-routine (income)/expense:
FCPA settlement	—	0.36	—	0.36
Securities class action settlement	—	0.17	—	0.17
Legal, indemnification and professional fees	0.02	—	0.03	—
Gain on sale of Eras	(0.20)	—	(0.20)	—
Executive severance	—	—	—	0.09
Other	—	0.02	—	0.01
Total non-routine (income)/expense	(0.18)	0.55	(0.17)	0.63
Tax expense on foreign cash repatriation	—	0.67	0.03	0.67
Total adjusted EPS (non-GAAP measure)	$0.47	$(0.35)	$0.71	$(0.40)
Valuation allowance on Brazil deferred tax assets	—	0.61	—	0.62
Total adjusted EPS (non-GAAP measure) excluding valuation allowance on Brazil deferred tax assets	$0.47	$0.26	$0.71	$0.22

Restructuring expenses relate to the multi-year realignment focused on globalizing the company's service organization and creating a unified center-led global organization for research and development, as well as transforming the company's general and administrative cost structure. Legal, indemnification and professional fees include amounts paid by the company in connection with ongoing obligations related to prior regulatory settlements.

3.	Free cash flow/(use) is calculated as follows:

	Q2 2014	Q2 2013	YTD 6/30/2014	YTD 6/30/2013
Net cash provided by/(used in) operating activities (GAAP measure)	$(60,219)	$(31,695)	$(91,775)	$(63,425)
Capital expenditures	(11,034)	(8,828)	(18,350)	(18,156)
Free cash flow/(use) (non-GAAP measure)	$(71,253)	$(40,523)	$(110,125)	$(81,581)

We define free cash flow/(use) as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet, and paying dividends.

4.	Net investment/(debt) is calculated as follows:

	6/30/2014	12/31/2013	6/30/2013
Cash, cash equivalents and short-term investments (GAAP measure)	$375,833	$473,697	$526,008
Debt instruments	(553,615)	(524,459)	(682,366)
Net investment/(debt) (non-GAAP measure)	$(177,782)	$(50,762)	$(156,358)

The company's management believes that given the significant cash, cash equivalents and other investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. Between 97% to 99% of the company's cash and cash equivalents and short-term investments reside in international tax jurisdictions for all periods presented.

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PAGE 6/ DIEBOLD REPORTS 2014 SECOND QUARTER FINANCIAL RESULTS

Forward-Looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements”. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the company's future operating performance, the company's share of new and existing markets, the company's short- and long-term revenue and earnings growth rates, and the company's implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company's manufacturing capacity.

The use of the words “will,” “believes,” “anticipates,” “expects,” “intends” and similar expressions is intended to identify forward-looking statements that have been made and may in the future be made by or on behalf of the company. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and on key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The company is not obligated to update forward-looking statements, whether as a result of new information, future events or otherwise.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:

•	competitive pressures, including pricing pressures and technological developments;

•	changes in the company's relationships with customers, suppliers, distributors and/or partners in its business ventures;

•
changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations, including Brazil, where a significant portion of the company's revenue is derived;

•
global economic conditions, including any additional deterioration and disruption in the financial markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit;

•	acceptance of the company's product and technology introductions in the marketplace;

•	the finalization of the company's financial statements for the periods discussed in this release;

•	the company's ability to maintain effective internal controls;

•
changes in the company's intention to further repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions, which could negatively impact foreign and domestic taxes;

•	unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments, including with respect to the company's Brazilian tax dispute;

•	variations in consumer demand for financial self-service technologies, products and services;

•	potential security violations to the company's information technology systems;

•
the investment performance of our pension plan assets, which could require us to increase our pension contributions, and significant changes in healthcare costs, including those that may result from government action;

•	the amount and timing of repurchases of the company's common shares, if any;

•	the outcome of the company's assessment of its indirect tax compliance in Brazil; and

•
the company's ability to achieve benefits from its cost-reduction initiatives and other strategic changes, including its multi-year realignment plan and other restructuring actions, as well as its business process outsourcing initiative with Accenture.

About Diebold
Diebold, Incorporated (NYSE: DBD) is a global leader in providing innovative self-service technology, security systems and related services. Diebold has approximately 16,000 employees worldwide and is headquartered near Canton, Ohio, USA. Visit Diebold at www.diebold.com or on Twitter: http://twitter.com/DieboldInc.

###

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
[IN THOUSANDS EXCEPT EARNINGS (LOSS) PER SHARE]

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net Sales
Services	$409,819	$413,216	$793,198	$795,434
Products	323,638	293,897	628,552	545,190
Total	733,457	707,113	1,421,750	1,340,624
Cost of sales
Services	283,605	317,135	558,830	614,046
Products	263,057	232,562	511,992	439,148
Total	546,662	549,697	1,070,822	1,053,194
Gross Profit	186,795	157,416	350,928	287,430
Percent of net sales	25.5%	22.3%	24.7%	21.4%
Operating expenses
Selling and administrative expense	121,006	157,205	241,298	282,718
Research, development and engineering expense	21,637	23,417	41,707	44,447
Impairment of assets	—	642	—	642
Gain on sale of assets, net	(13,050)	(226)	(12,558)	(2,839)
Total	129,593	181,038	270,447	324,968
Percent of net sales	17.7%	25.6%	19.0%	24.2%
Operating profit (loss)	57,202	(23,622)	80,481	(37,538)
Percent of net sales	7.8%	(3.3)%	5.7%	(2.8)%
Other income (expense)
Investment income	9,935	6,814	18,646	14,365
Interest expense	(7,840)	(6,766)	(14,758)	(14,109)
Foreign exchange gain (loss), net	596	(2,216)	(11,361)	(4,430)
Miscellaneous, net	1,308	309	(127)	(789)
Other income (expense), net	3,999	(1,859)	(7,600)	(4,963)
Income (loss) before taxes	61,201	(25,481)	72,881	(42,501)
Income tax expense	(18,070)	(78,371)	(24,874)	(75,233)
Net income (loss)	43,131	(103,852)	48,007	(117,734)
Less: net (income) loss attributable to noncontrolling interests	(1,496)	(1,183)	3,434	(747)
Net income (loss) attributable to Diebold, Incorporated	$41,635	$(105,035)	$51,441	$(118,481)

Basic weighted-average shares outstanding	64,588	63,700	64,424	63,509
Diluted weighted-average shares outstanding	65,224	63,700	65,018	63,509

Net income (loss) attributable to Diebold, Incorporated
Basic earnings (loss) per share	$0.64	$(1.65)	$0.80	$(1.87)
Diluted earnings (loss) per share	$0.64	$(1.65)	$0.79	$(1.87)

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(IN THOUSANDS)

	June 30, 2014	December 31, 2013

ASSETS
Current assets
Cash and cash equivalents	$222,863	$230,709
Short-term investments	152,970	242,988
Trade receivables, net	546,018	447,239
Inventories	481,314	376,462
Other current assets	314,832	257,952
Total current assets	1,717,997	1,555,350

Securities and other investments	82,675	82,591
Property, plant and equipment, net	158,304	160,895
Goodwill	181,850	179,828
Other assets	274,082	204,827
Total assets	$2,414,908	$2,183,491

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$63,105	$43,791
Accounts payable	296,724	210,399
Other current liabilities	702,263	639,546
Total current liabilities	1,062,092	893,736

Long-term debt	490,432	480,242
Long-term liabilities	193,641	188,698

Total Diebold, Incorporated shareholders' equity	650,838	596,764
Noncontrolling interests	17,905	24,051
Total equity	668,743	620,815

Total liabilities and equity	$2,414,908	$2,183,491

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN THOUSANDS)

	Six Months Ended
	June 30,
	2014	2013
Cash flow from operating activities:
Net income (loss)	$48,007	$(117,734)
Adjustments to reconcile net income (loss) to cash flow used in operating activities:
Depreciation and amortization	36,719	42,194
Devaluation of Venezuelan balance sheet	12,101	1,584
Other	(2,434)	8,027

Cash flow from changes in certain assets and liabilities:
Trade receivables	(100,600)	(44,757)
Inventories	(101,246)	(62,302)
Accounts payable	87,049	23,089
Prepaid income tax	3,667	(30,257)
Deferred revenue	42,776	12,410
Deferred income taxes	(18,462)	86,198
Certain other assets and liabilities	(99,352)	18,123
Net cash used in operating activities	(91,775)	(63,425)

Cash flow from investing activities:
Net investment activity	101,057	805
Capital expenditures	(18,350)	(18,156)
Increase in certain other assets & other	9,552	(87)
Net cash provided by (used in) investing activities	92,259	(17,438)

Cash flow from financing activities:
Dividends paid	(37,404)	(36,919)
Net debt borrowings	29,414	31,028
Repurchase of common shares	(1,555)	(1,967)
Other	12,331	6,623
Net cash provided by (used in) financing activities	2,786	(1,235)

Effect of exchange rate changes on cash and cash equivalents	(11,116)	(4,125)

Decrease in cash and cash equivalents	(7,846)	(86,223)
Cash and cash equivalents at the beginning of the period	230,709	368,792
Cash and cash equivalents at the end of the period	$222,863	$282,569